EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME	STATE OF ORGANIZATION

OPTIMUMBANK	FLORIDA

OPTIMUMBANK HOLDINGS CAPITAL TRUST I	DELAWARE